Exhibit 99.1

News Release
For immediate release

Christy McElroy
904 598 7616
ChristyMcElroy@regencycenters.com

Regency Centers Issues 2021 TCFD Climate Change Risk Report

and is Recognized for Corporate Responsibility Leadership

JACKSONVILLE, Fla. (January 25, 2022) – Today, Regency Centers Corporation (“Regency” or the “Company”) (Nasdaq: REG) announced the release of its 2021 Task Force on Climate-Related Financial Disclosures (TCFD) report. The report, which supplements and updates the TCFD section in our most current Corporate Responsibility Report, reflects Regency’s continued commitment to corporate responsibility best practices and transparency. A copy of our full TCFD and Corporate Responsibility reports can be found on Regency’s Corporate Responsibility website, at RegencyCenters.com.

In line with the TCFD’s recently updated disclosure recommendations, the report summarizes climate-related risks and opportunities and their potential impacts on the Company’s strategy and business. Regency actively plans and implements actions to assess and mitigate the potential effects of climate change on our business, and intends to continue to build upon and revise the results of its climate change risk analysis, including the introduction of site-specific analysis. We expect that reporting using the TCFD framework will continue to be part of Regency’s ongoing Corporate Responsibility program.

“Our focus on climate risk mitigation is a key part of our continued commitment to best-in-class corporate responsibility practices,” said Lisa Palmer, President and Chief Executive Officer. “We will continue to do our part to reduce our environmental footprint, while analyzing future risks to, and opportunities in, our portfolio to help guide our capital allocation strategy and overall strategic planning.”

Regency’s other corporate responsibility accomplishments throughout 2021 include:

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Achievement of a Global Real Estate Sustainability Benchmark (GRESB) Green Star for the 7th consecutive year and an “A” for public disclosure

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Signatory of the Commercial Real Estate Principles by Renewable Energy Buyers Alliance (REBA)

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Certification as a Green Lease Leader

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Inclusion for a third year on Newsweek’s Most Responsible Companies List, ranked top 100

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Currently rated with the highest score of “1” in each of ISS’s Governance, Environmental, and Social Quality Score categories

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Inclusion in the 2022 Bloomberg Gender-Equality Index

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Achievement of the Healthiest Companies Award from a leading worksite council for the 13th consecutive year with recognition at the Platinum level for the 7th consecutive year

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Recognized among the ”Best Places to Work” by Jax Business Journal

A full list of ratings and recognitions can be found on Regency’s Corporate Responsibility site.

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Certain statements in this report may be “forward-looking statements.” These statements are based on the current expectations of Regency Centers and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and financial condition may differ materially from those anticipated or expected from or represented by these statements due to a variety of factors, including, among others, socio-demographic and economic trends, energy prices, technological innovations, climate-related conditions and weather events, legislative and regulatory changes and other unforeseen events or conditions, the potential impacts of climate change on our business and our ability to mitigate them, and the precautionary statements included in Regency Centers’ filings with the Securities and Exchange Commission (SEC). Any forward-looking statements made by or on behalf of Regency Centers speak only as to the date they are made, and Regency Centers does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. In addition, while this report describes potential future events that may be significant, the significance of those potential events should not be read as equating to materiality as the concept is used in Regency Centers’ filings with the SEC.

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